Memorandum of Understanding

Party A:   WeiChang Manchu Mongolia Autonomous County Government of Hebei Province
                   Yudakou County Government
                   Laowopu County Government

Party B:   MFC Bancorp and its authorized subsidiaries

In accordance with the principles of equality and mutual benefit, Party A and Party B hereby sign this MOU based on their discussions.

1.     Party B, subject to commercial, technical and legal parameters being met satisfactory to it, intends to construct a Wind Power Plant (about east longitude 116°59’ — 117°3', north latitude 42°3’ — 42°8’) within about 40km2 of Yudaokou County and Laowopu County which are governed by Party A. The above longitude and latitude points shall be the confirmed by both Parties within 60 days.

2.     In order to establish the exact location for the wind turbines Party B will install its wind-measurement equipment within 50 days after signing of this Memorandum of Understanding and Party A herewith grants Party B the right to use above land for one year for wind measuring. Party A is entitled to terminate its approval if Party B fails to install its wind measuring equipment consisting of a least one wind measuring tower within above period of time.

3.     The construction scale shall be in accordance with the topography and landform. The installation scale for the engineering of one phase shall be approximately 50,000 kw.

4.     Party A shall provide Party B with its Certificate of Land Use Rights to certify that it is entitled to lease the afore-mentioned land.

5.     As soon as possible following the location of the wind turbines is known, Party B, by or with the assistance of Party A, shall be granted valid land use rights by either a lease agreement or otherwise granting of such rights. The price payable shall relate exclusively to a reasonable size around the wind turbines and the price for plantation shall not be more than 0.45 yuan/mm/annum; the price for grassland shall not be more than 0.07 yuan/mm/annum; the specific price shall be confirmed through negotiation by both Parties.

6.     Party A shall be responsible to assist Party B to handle the examination and approval procedures for obtaining the permission of construction land for the Wind Power Plant and land requisition. In addition, Party A shall assist Party B to handle various necessary procedures of the project construction within this Province.

7.     Party A and Party B shall co-operate in all other matters relating to the Wind Power Plant, e.g. road construction, entering of network and purchase of electricity agreement, etc.

8.     Furthermore, Party A guarantees that any development within above described site shall not affect the current and future construction and operation of the Wind Power Plant of Party B. The detailed issues shall be discussed further between both Parties.

9.     Party A shall assist Party B handling various preliminary procedures required for the construction of the Wind Power Plant.

10.     It is the intention of Party B to complete the first phase of the construction project within three years from the date of signing of this MOU to pursue the Wind Power Plant Project after successful wind measuring.

11.     Within this three year period, the above said land is only used for the purpose of wind-measurement, project evaluation and erection of the Wind Power Plant by Party B and Party A will ensure that it cannot be used by other persons or entities. In case Party B fails to complete phase one project (i.e. install at least one tower), Party A is entitled to take back the project and transfer it to another party without any penalties payable by MFC.

12.     Upon approval from Party A, Party B is entitled to transfer the effective rights and interests related to this MOU to a subsidiary of MFC. The Parties have the understanding that the Wind Power Project will be done by a subsidiary of MFC duly established and registered under the laws of the PRC and each and any contracts referred to herein and support provided to will be with this subsidiary. Party B will consider to establish this subsidiary in Weichang subject to commercial, technical and legal parameters being met satisfactory to Party B.

13.     Within the duration as set out in Article 11, Party A shall not interrupt or cancel the project construction right of Party B for any reason.

14.     The issues not covered by this Memorandum of Understanding shall be solved through negotiating by both Parties. In the event an agreement cannot be reached the issue shall be handled by the Intermediate Court of Beijing in accordance with the laws of the PRC. However, no Party shall be entitled to damages from the respective other Party.

15.     This Memorandum of Understanding shall come into effect upon signing and it is made in quadruplicate and written in Chinese and English. Each Party shall hold one origianl in Chinese and one original in English language.

Party A.

/s/ Yang Meng
WeiChang Manchu Mongloia Autonomous County Government of Hebei Province

/s/ Wu Weimin
Yudaokou County Government

/s/ Qin Baoli
Laowopu County Government

Party B:

/s/ Eugene Chen
MFC Bancorp